UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒   Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

Chubb Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Invitation to the Annual General Meeting of Chubb Limited

Thursday, May 16, 2024, 2:45 p.m. Central European Time at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland

AGENDA ITEMS

ITEM 1

Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2023

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve Chubb Limited’s management report, standalone financial statements and consolidated financial statements for the year ended December 31, 2023.

ITEM 2

Allocation of disposable profit and distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

Item 2.1	Allocation of disposable profit

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve that the Company’s disposable profit (including the profit for the year and the other items as shown below and on Chubb Limited’s standalone financial statements) be carried forward. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2023:

(in millions of Swiss francs)

Balance brought forward	19,552
Profit for the year	3,058
Cancellation of treasury shares	(2,518)
Attribution to reserve for treasury shares	323
Balance carried forward	20,415

Item 2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors proposes:

(a)	that an aggregate amount equal to CHF 2,300,000,000 be released from the capital contribution reserves account, a sub-account of legal reserves, and allocated to a segregated dividend reserve account from capital contribution reserves (Dividend Reserve), and
(b)	to distribute a dividend to the shareholders up to an aggregate amount totaling USD 3.64 per Common Share from, and limited at a maximum to the amount of, the Dividend Reserve in one or more installments, in such amounts and on such record and payment dates as determined by the Board of Directors in its discretion.

If the Board of Directors deems it advisable for the Company, the Board of Directors shall be authorized to abstain (in whole or in part) from distributing a dividend in its discretion. The authorization of the Board of Directors to distribute the installments from the Dividend Reserve will expire on the date of the 2025 annual general meeting, on which date any balance remaining in the Dividend Reserve will be automatically reallocated to the capital contribution reserves account of legal reserves.

ITEM 3

Discharge of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to discharge the Board of Directors for the financial year ended December 31, 2023.

ITEM 4

Election of auditors

Item 4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect PricewaterhouseCoopers AG (Zurich) as the Company’s statutory auditor for the financial year ending December 31, 2024.

Item 4.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for the financial year ending December 31, 2024.

Item 4.3	Election of BDO AG (Zurich) as special audit firm

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect BDO AG, Schiffbaustrasse 2, CH-8031 Zurich, Switzerland as the Company’s special audit firm until our next annual general meeting.

ITEM 5

Election of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect each of the director nominees listed below individually to the Board of Directors until our next annual general meeting.

Item 5.1	Election of Evan G. Greenberg
Item 5.2	Election of Michael P. Connors
Item 5.3	Election of Michael G. Atieh
Item 5.4	Election of Nancy K. Buese
Item 5.5	Election of Sheila P. Burke
Item 5.6	Election of Nelson J. Chai
Item 5.7	Election of Michael L. Corbat
Item 5.8	Election of Robert J. Hugin
Item 5.9	Election of Robert W. Scully
Item 5.10	Election of Theodore E. Shasta
Item 5.11	Election of David H. Sidwell
Item 5.12	Election of Olivier Steimer
Item 5.13	Election of Frances F. Townsend

ITEM 6

Election of the Chairman of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect Evan G. Greenberg as Chairman of the Board of Directors until our next annual general meeting.

ITEM 7

Election of the Compensation Committee of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect each of the director nominees Michael P. Connors, David H. Sidwell and Frances F. Townsend individually as members of the Compensation Committee until our next annual general meeting.

Item 7.1	Election of Michael P. Connors
Item 7.2	Election of David H. Sidwell
Item 7.3	Election of Frances F. Townsend

ITEM 8

Election of Homburger AG as independent proxy

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect Homburger AG as the Company’s independent proxy until the conclusion of our next annual general meeting.

ITEM 9

Cancellation of repurchased shares

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve that: (i) the Company’s share capital be reduced by CHF 5,912,800 from CHF 215,725,793 to CHF 209,812,993; (ii) the capital reduction be effected by cancelling 11,825,600 registered shares with a nominal value of CHF 0.50 each, all of which are held in treasury; (iii) the aggregate reduction amount be booked against the minus portion for treasury shares on the Company’s Swiss statutory balance sheet; and (iv) the Board of Directors be authorized to adjust the share capital amount set forth in Article 3 of the Articles of Association.

ITEM 10

Approval of a capital band for authorized share capital increases and reductions

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve an amendment of Article 6 of the Articles of Association as set out in the Company’s 2024 Proxy Statement relating to the Annual General Meeting to introduce a capital band, which would authorize the Board of Directors to increase or decrease the Company’s share capital by up to 20% for a 1-year period ending on May 16, 2025. If approved, the amendment of the Articles of Association will become effective upon its registration in the Swiss commercial register.

ITEM 11

Approval of the amended and restated Chubb Limited Employee Stock Purchase Plan

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve the amended and restated Chubb Limited Employee Stock Purchase Plan that is set forth in Annex A to the Company’s 2024 Proxy Statement relating to the Annual General Meeting.

ITEM 12

Approval of the compensation of the Board of Directors and Executive Management under Swiss law requirements

Item 12.1	Maximum compensation of the Board of Directors until the next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve a maximum total of USD 5.5 million in aggregate compensation for the members of the Board of Directors until the 2025 annual general meeting.

Item 12.2	Maximum compensation of Executive Management for the 2025 calendar year

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve a maximum total of USD 72 million in aggregate compensation for the members of Executive Management for the next calendar year (2025).

Item 12.3	Advisory vote to approve the Swiss compensation report

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve, on an advisory basis, the audited Swiss compensation report of Chubb Limited for the year ended December 31, 2023.

The Swiss compensation report for the year ended December 31, 2023 is included in the Chubb Limited 2023 Annual Report, which is part of the proxy materials we have provided to shareholders, and is also available electronically at investors.chubb.com/governance/general-meeting-of-shareholders/default.aspx.

ITEM 13

Advisory vote to approve executive compensation under U.S. securities law requirements

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC for the year ended December 31, 2023, including in the Compensation Discussion & Analysis, compensation tables and related material disclosed in the Company’s 2024 Proxy Statement relating to the Annual General Meeting. Our named executive officers are determined based on relevant compensation and applicable SEC rules.

ITEM 14

Approval of the Sustainability Report of Chubb Limited for the year ended December 31, 2023

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve the Sustainability Report of Chubb Limited for the year ended December 31, 2023. The Sustainability Report is available at investors.chubb.com/financials/annual-reports/default.aspx, was prepared in accordance with the requirements of Article 964b of the Swiss Code of Obligations and made available in compliance with Swiss law.

ITEM 15

Shareholder proposal on Scope 3 greenhouse gas emissions reporting

SHAREHOLDER PROPOSAL

As You Sow, as representative of As You Sow Foundation Fund and Warren Wilson College, and co-filer Green Century Capital Management, Inc., as representative of Green Century Equity Fund, have submitted the shareholder proposal described below and advised us that a representative will attend the Annual General Meeting and move the proposal as required.

BE IT RESOLVED: Shareholders request that Chubb issue a report, at reasonable cost and omitting proprietary information, disclosing the GHG emissions from its underwriting, insuring, and investment activities.

Our Board has considered this shareholder proposal and recommends that you vote “AGAINST” it.

ITEM 16

Shareholder proposal on pay gap reporting

SHAREHOLDER PROPOSAL

Arjuna Capital, as representative of David Boghossian, and Proxy Impact, as representative of Broz Family Investments LLC, have submitted the shareholder proposal described below and advised us that a representative will attend the Annual General Meeting and move the proposal as required.

Resolved: Shareholders request Chubb report on both quantitative median and adjusted pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).

Our Board has considered this shareholder proposal and recommends that you vote “AGAINST” it.

EXPLANATIONS TO AGENDA ITEMS

Explanations of the agenda items described above can be found in the Company's 2024 Proxy Statement, available on the Company’s website in the Investor Information section at investors.chubb.com/governance/general-meeting-of-shareholders/default.aspx.

ORGANIZATIONAL MATTERS

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 22, 2024 will receive an individualized Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) from our share registrar. Beneficial owners of shares will receive the Notice or proxy materials, as well as a voting instruction form, from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted.

In order to attend the Annual General Meeting in person, shareholders of record must bring their admission ticket (which may be obtained as described below) and government-issued identification such as a driver’s license or passport. A shareholder may also appoint another person to represent him or her at the Annual General Meeting through a written, signed proxy giving such person the right to vote the shares. Such person must bring that proxy, his or her government-issued identification, and an admission ticket to the Annual General Meeting.

Beneficial owners who wish to vote in person at the Annual General Meeting must obtain a signed proxy from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an admission ticket and government-issued identification.

Beneficial owners who have not obtained a proxy from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

Each share carries one vote. The exercise of voting rights is subject to the voting restrictions set out in our Articles of Association.

To request an admission ticket to the Annual General Meeting, please contact Investor Relations (by telephone at +1 (212) 827-4445, via e-mail at investorrelations@chubb.com or by mail at Investor Relations, Chubb Limited, 1133 Avenue of the Americas, 11th Floor, New York, New York 10036) and send proof of your stock ownership. For record holders, proof of stock ownership is a copy of your Notice. For beneficial owners, proof of stock ownership is an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. To allow time for processing, please submit requests for admission tickets by May 6, 2024. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on March 22, 2024 are entitled to vote at the Annual General Meeting, except that shareholders who, upon application, become registered as shareholders with respect to their shares in our share register after March 22, 2024 but on or before May 2, 2024 and wish to vote those shares at the Annual General Meeting will need to obtain proxy materials by contacting Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 2, 2024 are not entitled to vote those shares at the Annual General Meeting.

Granting of proxy to the independent proxy

If you are a shareholder of record, you have the right to grant your voting proxy to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing, signing and submitting the corresponding proxy card (including electronically).

The disclosure of vote information to the Company in advance of the Annual General Meeting will comply with applicable requirements. Shareholders seeking to benefit from the special Swiss voting confidentiality rules (only allowing for aggregate reporting of instructions submitted to the independent proxy no earlier than three business days before the Annual General Meeting) need to be registered as shareholders in the Company’s share register on or before May 2, 2024 and vote as registered shareholders.

Proxies granted to the independent proxy must be received no later than 6:00 p.m. Central European Time (12:00 p.m. Eastern Time) on May 15, 2024.

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. By signing the proxy card (including electronically) and if no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors as to each agenda item. If a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting on the shareholder’s behalf.

2024 Proxy Statement and 2023 Annual Report of Chubb Limited

Chubb Limited’s 2024 Proxy Statement relating to the Annual General Meeting, which includes explanations of the agenda items described above, and Chubb Limited’s 2023 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited statutory standalone financial statements prepared in accordance with Swiss law, the Company’s Swiss law compensation report, management report, the statutory auditor’s report, as well as additionally required Swiss disclosures, are available on the Company’s website in the Investor Information section at
investors.chubb.com/governance/general-meeting-of-shareholders/default.aspx. Copies of these documents may be obtained without charge by contacting Chubb Limited Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com.

Zurich, April 15, 2024

By Order of the Board of Directors,

Joseph F. Wayland

Executive Vice President, General Counsel and Secretary